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                                                                   EXHIBIT 10.12


                        TERMINATION AGREEMENT AND RELEASE

         THIS TERMINATION AGREEMENT AND RELEASE is entered into by and between WILLARD DERR ("DERR") who resides at 8 Shirley Court, East Northport, NY 11731 and STAFF BUILDERS, INC., a Delaware corporation, with its principal place of business at 1983 Marcus Avenue New York, 11042 ("STAFF BUILDERS") (collectively the "Parties") on the date set forth below.

         WHEREAS the Parties have entered into an Employment Agreement ("Employment Agreement") executed as of March 1, 1998, and

         WHEREAS DERR is entering into a new Employment Agreement with Tender Loving Care Health Care Services, Inc. of even date herewith; and

         WHEREAS the Parties now desire to terminate the Employment Agreement.

         NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. The Parties agree that effective at the close of business October 20, 1999, DERR'S employment with STAFF BUILDERS shall cease and the Employment Agreement shall be terminated. As of October 21, 1999, DERR shall have no duties, responsibilities or authority on behalf of STAFF BUILDERS, nor shall he otherwise act as an employee of STAFF BUILDERS. DERR shall provide STAFF BUILDERS with a letter of resignation dated October 20, 1999, attached hereto as Exhibit A.
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         2. In consideration for his compliance with all of the provisions of this Termination Agreement And Release, Staff Builders will use its best efforts to have DERR'S name removed from all company forms and documents.

         3. DERR understands that there are various state and federal laws that prohibit employment discrimination on the basis of age, race, sex, religion, national origin, martial status and disability and that these laws are enforced by the courts and various government agencies. By signing this Termination Agreement And Release, DERR intends to give up any rights he may have under these laws or any other laws with respect to his employment or the termination of his employment with or by STAFF BUILDERS and acknowledges that STAFF BUILDERS has not (a) discriminated against him; (b) breached any express or implied contract with him; or (c) otherwise acted unlawfully towards him.

         4. As a material inducement to the Parties to enter into this Termination Agreement And Release, DERR covenants not to sue and hereby irrevocably and unconditionally releases, acquits and forever discharges STAFF BUILDERS, and all other affiliated, subsidiary or related organizations, parents, companies or divisions, and their respective present, former or future officers, directors, shareholders, agents, employees, representatives, consultants, attorneys, successors, and assigns, and all STAFF BUILDERS' employee benefit plans and the current and former Trustees of all of them (collectively the "Releasees"), of and from any claim, right, demand, charge, complaint, action, cause of action, obligation, or liability of any and every kind based on any federal, state, or local law, statute or regulation, whether known or unknown, suspected or unsuspected, fixed or contingent, whether in tort or in contract or by statute, which arises or results from any event, action or inaction occurring prior to the execution of this Termination Agreement And Release, as well as any and all claims arising out of or relating to any alleged tortious, wrongful, discriminatory, defamatory, improper or unlawful act or omission of STAFF BUILDERS, including without limitation, claims alleging a violation of the Age Discrimination In Employment Action of 1967, as amended 29 U.S.C. ss. 621 et seq. The Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq., which arose prior to the


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execution of this Termination Agreement And Release, or which might exist under the qui tam provisions of the False Claims Act, 31 U.S.C. ss. 3730. DERR represents that he has received complete satisfaction of any and all claims, whether known, suspected or unknown, that he may have or have had against any of the Releasees as of the date of this Termination Agreement And Release, and he hereby waives any and all relief for such claims not explicitly provided for herein.

         5. DERR affirms that he is not aware of any outstanding administrative or judicial claims, charges, lawsuits or proceedings of any kind against any of the Releasees to which he is a party or which were filed on his behalf, and promises not to commence any proceeding or action against STAFF BUILDERS except to enforce this Termination Agreement And Release. DERR further agrees not only to release and discharge the Releasees of and from any and all claims which he could make on his own behalf, but also those which may have been or may be made by any other person or organization on his behalf as of the date of this Termination Agreement And Release.

         6. DERR acknowledges that as a result of his employment by STAFF BUILDERS, he has had access to confidential, proprietary business information belonging to STAFF BUILDERS, as those terms are defined in the Employment Agreement, and hereby agrees not to use or disclose any such information personally or for the benefit of others. DERR also agrees (1) not to disclose to anyone any such confidential and proprietary information; and (2) to comply with any and all provisions of his Employment Agreement that, by their terms, survive the termination of his employment. On the date he signs this Termination Agreement And Release, DERR further promises and agrees to return to STAFF BUILDERS any and all documents or diskettes now in his possession which he received, sent, generated or had access to in the course of his employment by STAFF BUILDERS, together with any and all property of STAFF BUILDERS he has in his possession.


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         7. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any Party.

         8. This Termination Agreement And Release and the exhibits attached hereto contain the full agreement between DERR and STAFF BUILDERS, and may not be modified, altered or changed except upon the express prior written consent of both DERR and STAFF BUILDERS.

         9. DERR affirms that he has been given at least 21 days to consider this Termination Agreement And Release and that he has voluntarily chosen not to wait 21 days to execute this Termination Agreement And Release. His choice to execute this Termination Agreement And Release was knowing and voluntary and made after consultation with his counsel. DERR understands that he may revoke his agreement hereto by so notifying STAFF BUILDERS in writing within seven (7) days after he signs this Termination Agreement And Release.

         10. DERR acknowledges and agrees that: (a) no promise or inducement for this Termination Agreement And Release has been made by STAFF BUILDERS, except as set forth in this Termination Agreement And Release; (b) this Termination Agreement And Release is executed by him without reliance upon any statement or representation by STAFF BUILDERS other than as set forth herein; (c) he fully understands this Termination Agreement And Release and the meaning of its provisions; (d) he fully understands that he is giving up important rights set forth herein; (e) he is legally competent to enter into this Termination Agreement And Release and to accept full responsibility therefor; (f) he consulted with his counsel before entering into this Termination Agreement And Release; and (g) he voluntarily enters into this Termination Agreement And Release.

         11. This Termination Agreement And Release may be executed in counterparts, and, when each party has signed and delivered at lease one such counterpart, each counterpart shall be


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deemed an original and taken together, shall constitute one and the same agreement, which shall be binding and effective to all parties.

         12. This Termination Agreement And Release shall be construed in accordance with the laws of the State of New York. Any action or proceeding relating to or arising from this Termination Agreement And Release or any other dispute between the parties hereto shall be brought solely in the Supreme Court of the State of New York, Nassau County. DERR hereby consents to personal jurisdiction and venue in New York State Supreme Court, County of Nassau for any such action or proceeding. The parties expressly waive their right to trial by jury in any action or proceeding against the other and consent to trial before a judge.

         13. This Termination Agreement And Release is the product of negotiation and mutual discussion. The rule of construction that an agreement may be construed against its drafter shall not apply in any action or proceeding arising from or based, in whole or in part, on this Termination Agreement And Release.

         14. DERR ACKNOWLEDGES AND AGREES THAT HE HAS READ AND FULLY UNDERSTANDS THE MEANING OF EACH PROVISION OF THIS TERMINATION AGREEMENT AND RELEASE, THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL CONCERNING IT, AND THAT HE FREELY AND VOLUNTARILY ENTERS INTO IT.

         IN WITNESS WHEREOF, the Parties have hereunto set their hand on the dates indicated below.

                               STAFF BUILDERS, INC.

                               By: /s/ Stephen Savitsky
                                  -----------------------------

                               Date: October 20, 1999
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                               /s/ Willard Derr
                               --------------------------------
                               WILLARD DERR

                               Date: October 20, 1999
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STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NASSAU           )

         I, _____________________________ do hereby certify that WILLARD DERR, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act, for the uses and purposes therein set forth.

         Given under my hand and official seal this __ day of October, 1999.



                                      ----------------------------
                                      Notary Public

My Commission Expires:

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